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                                                             Exhibit 10.2

                            AMENDED AND RESTATED
                    DIRECTORS DEFERRED COMPENSATION PLAN
                                     OF
                       MARSHALL & ILSLEY CORPORATION

                           as of August 21, 2003

                                 Recitals
                                 ________

      The Board of Directors of Marshall & Ilsley Corporation ("the Company") initially established this Directors Deferred Compensation Plan, effective as of January 1, 1985 (the "Plan"). The Plan was amended and restated effective January 1, 1995 and February 12, 1998, and further amended and restated effective August 21, 2003. The purpose of the Plan is to allow the Company's directors to elect to defer their compensation for serving on the Company's Board (including the deferral of gains on the exercise of stock options and vesting of restricted stock). Such deferrals are deemed invested, at the directors' elections, in either common stock of the Company ("Common Stock") or Treasury Bills (with the exception of gains on the exercise of stock options and vesting of restricted stock which must be invested in Common Stock). At retirement from the Board, deferrals are paid out over a period of time previously designated by each director, unless otherwise provided herein.


                               Article I
                               _________

                              Definitions
                              ___________

      "Account A" means a bookkeeping account being administered for the benefit of a Participant under Paragraph 3.1, below.

      "Account B" means a bookkeeping account being administered for the benefit of a Participant under Paragraph 3.2, below.

      "Account C" means a bookkeeping account being administered for the benefit of a Participant under Paragraph 3.3, below.

      "Administrator" means the person or persons selected pursuant to Article VI, below, to control and manage the operation and administration of the Plan.

      "Change in Control" has the same meaning as in the Marshall & Ilsley Corporation 2003 Executive Stock Option and Restricted Stock Plan.

      "Committee" means the Compensation and Human Resources Committee of the Board of Directors of the Company.

      "Common Stock" means the authorized and issued or unissued $1.00 par value common stock of the Company.

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      "Company" means Marshall & Ilsley Corporation, a Wisconsin corporation, or any successor thereto.

      "Companies" means Marshall & Ilsley Corporation, a Wisconsin corporation, or any successor thereto, and its direct and indirect subsidiaries, divisions or affiliated entities.

      "Compensation" means the annual retainer fees, attendance fees and committee fees payable by the Companies to a Participant for a Plan Year without reduction for withholding taxes and exclusive of the value of any fringe benefits which the Participant receives or is entitled to receive as a Director of the Companies.

      "Director" means any member of the Boards of Directors of the Companies who is not an employee of the Companies.

      "Fair Market Value" means the closing sale price of the Common Stock on the New York Stock Exchange as reported in the Midwest Edition of the Wall Street Journal for the applicable date; provided that, if no sales of Common Stock were made on said exchange on that date, "Fair Market Value" shall mean the closing sale price of the Common Stock as reported for the next succeeding day on which sales of Common Stock are made on said exchange, or, failing any such sales, such other market price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

      "Net Shares" means the difference between the number of shares of Common Stock subject to a stock option for which an election has been made pursuant to Paragraph 2.1 hereof, and the number of shares of Common Stock delivered, directly or by attestation, to satisfy the stock option exercise price. The value of the Common Stock for purposes of determining the number of Net Shares shall be Fair Market Value.

      "Participant" means each member of or Board of Directors of the Companies who elects to participate in the Plan for a Plan Year.

      "Plan" means the Amended and Restated Directors' Deferred Compensation Plan of Marshall & Ilsley Corporation, as described herein, and as the same hereafter may be amended from time to time.

      "Plan Year" means the 12-month period beginning on January 1 of any year and ending on December 31.

      "Restricted Shares" means an award of stock under an Executive Stock Option and Restricted Stock Plan of the Company, or any similar plan, which may contain transferability or forfeiture provisions (including a requirement of future services), all as set forth in an award agreement.

      "Restricted Units" means units held in a Participant's Account C which are received upon surrender of Restricted Shares and have the same transferability or forfeiture provisions (including the requirement of future services) as the Restricted Shares surrendered in exchange therefor. Each Restricted Unit represents one share of Common Stock.

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      "Trust" means the Company's Deferred Compensation Trust III.


                               Article II
                               __________

                  Participation and Election of Accounts
                  ______________________________________

      2.1. Participation. Each Director may elect, in accordance with the election procedures prescribed by the Committee from time to time, to become a Participant in the Plan for a Plan Year and to have all or a portion of his Compensation for such Plan Year arising after the date of the election deferred for his benefit under the Plan. Each Director may elect, in accordance with the election procedures prescribed by the Committee from time to time, to become a Participant in the Plan for a Plan Year and to have all or a portion of the Net Shares received from the exercise of a nonstatutory stock option, or Restricted Units, deferred for his benefit under the Plan.

      2.2. Election of Accounts. At the time a Director elects to be a Participant for a Plan Year, he also may elect that any portion or all of his Compensation for the Plan Year which is deferred hereunder be allocated to his Account A or Account B. If no such election is made, all of his Compensation deferred for the Plan Year shall be allocated to his Account B. Net Shares deferred under this Plan and Restricted Units will be allocated to Account C.

      2.3. Manner of Election. Any election pursuant to Paragraphs 2.1 or 2.2, above, shall be made in writing on such form or forms as the Committee shall prescribe from time to time. If a Participant elects to have less than all of his Compensation for a Plan Year deferred or elects that portions of his deferred Compensation be allocated to different Accounts, the election shall set forth the method for determining the amount to be so deferred or allocated. All elections shall be effective when filed with the Secretary of the Company.


                               Article III
                               ___________

                       Administration of Accounts
                       __________________________

      3.1. Account A. Amounts allocated to a Participant's Account A shall be considered to be invested in Common Stock on a monthly basis, and such Participant's Account A shall be credited with the equivalent number of shares of Common Stock (hereinafter referred to as "Credited Shares") which the amount allocated would have purchased on a common investment date, which will typically be any of the first five business days of any month, determined in the sole discretion of an independent brokerage agent. In addition, to the extent Credited Shares are held on the record date for any dividend, each Participant's Account A shall be credited with a number of additional Credited Shares resulting from the reinvestment of dividends on a common investment date, which will typically be any of the first five business days after the payment of the dividend, determined in the sole discretion of an independent
brokerage agent.   In the event of a stock dividend, stock split, or similar

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transaction, each Participant's Account A shall be credited with a number of additional Credited Shares equal to the number of shares of Common Stock which would have been received on such date by a holder of a number of shares of Common Stock equal to the number of Credited Shares then held by a Participant. In the event of any distribution with respect to Common Stock other than a cash dividend, stock split, stock dividend or similar transaction, each Participant's Account A shall be credited with a number of additional Credited Shares or other consideration as determined by the Committee in its sole discretion. In the event of a Change in Control, a Participant's Account A shall be credited with the same amount and type of consideration which a shareholder of the Company would have received holding the same number of shares of Common Stock as are held in the Participant's Account A at the time of the payment of the consideration. If there is a shareholder election as to the type of consideration received in a Change in Control, a Participant's Account A will be credited with consideration assuming that the Participant elected the maximum amount of stock which is available to electing shareholders, adjusted for any proration required because of over-subscription.

      3.2. Account B. Amounts allocated to a Participant's Account B shall be considered to be invested in U.S. Treasury Bills having a maturity of 13 weeks. Each Participant's Account B shall be credited on the last day of each calendar quarter with the amount of interest which would have been earned if the balance in a Participant's Account B, as of the last day of the previous calendar quarter (including interest credited hereunder for the previous calendar quarter) plus one-half of the applicable deferrals made during the subject calendar quarter were invested in U.S. Treasury Bills with a maturity of 13 weeks. The rate of interest applied will be determined by the Committee or its designees from time to time in accordance with guidelines disclosed to the Participants.

      3.3. Account C. Net Shares and Restricted Units deferred pursuant to a Participant's timely-filed election shall be allocated to a Participant's Account C and shall be considered to be invested in Credited Shares. In addition, to the extent Credited Shares are held on the record date for any dividend, each Participant's Account C shall be credited with a number of additional Credited Shares resulting from the reinvestment of dividends on a common investment date, which will typically be any of the first five business days after the payment of the dividend, determined in the sole discretion of an independent brokerage agent. In the event of any distribution with respect to Common Stock other than a cash dividend, stock split, stock dividend or similar transaction, each Participant's Account C shall be credited with a number of additional Credited Shares or other consideration as determined by the Committee in its sole discretion. In the event of a Change in Control, a Participant's Account C shall be credited with the same amount and type of consideration which a shareholder of the Company would have received holding the same number of shares of Common Stock as are held in the Participant's Account C at the time of the payment of the consideration. If there is a shareholder election as to the type of consideration received in a Change in Control, a Participant's Account C will be credited with consideration assuming that the Participant elected the maximum amount of stock which is available to electing shareholders, adjusted for any proration required because of over-subscription.

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      3.4.  Change of Accounts.  Once amounts have been allocated to Account
A, Account B or Account C, these amounts must remain in Account A, B or C until such amounts are distributed to the Participant pursuant to Article IV hereof.

      3.5. Nature of Account. The accounts established for each Participant hereunder and assets, if any, acquired by the Company to measure a Participant's benefits hereunder, shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of, a Participant, his beneficiaries or any other person. Participant and the Company acknowledge that the Plan constitutes a promise by the Company to pay benefits to the Participants or their beneficiaries, that Participants' rights hereunder (by electing to defer Compensation hereunder) are limited to those of general unsecured creditors of the Company and that the establishment of the Plan, acquisition of assets to measure Participant's benefits hereunder or deferral of all or any portion of a Participants' Compensation hereunder does not prevent any property of the Company from being subject to the right of all the Company's creditors. The Company shall contribute all contributions hereunder to the Trust which will comply with the requirements of the Internal Revenue Service's model trust, as described in Revenue Procedure 92-64.


                               Article IV
                               __________

                              Distributions
                              _____________

      4.1. Normal Distributions. Except as otherwise provided in this Paragraph, distribution of the amounts credited to a Participant's account(s) shall be made to the Participant in either a lump sum or in such number of annual installments (which shall be not less than two (2) or more than ten
(10) installments) as are elected by the Participant by written notice to the Committee at least twelve (12) months before he ceases to be a Director or, if no such election is made, in five (5) annual installments. A Participant may make a separate election for each account. Lump sum payments shall be made no later than February 15 of the year after the year in which a director's service terminates. Annual installment payments shall be made no later than February 15 of any year and shall commence in the year after termination of service as a director. The amount of each such annual installment shall be equal to (i) the total number of shares of Common Stock credited to the Participant's Account A and/or C as of the last day of the prior year and/or (ii) the total dollar amount credited to the Participant's Account B as of the last day of the prior year, each multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the remaining number of unpaid annual installments remaining on such date. Distributions from Accounts A and C shall be made in shares of Common Stock and distributions from Account B shall be made in cash. The last annual installment shall be of all the shares of Common Stock or cash remaining in the Participant's account(s). The Committee shall make whatever adjustments may be necessary to the amounts credited to a Participant's account(s) to reflect any distributions made hereunder. Notwithstanding anything herein contained to the contrary, the Company may allow Participants to make a separate distribution election to be applicable if a Change in Control occurs under certain circumstances. In the case of a Change in Control election, there need not be a requirement that service terminate before distributions commence.

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      4.2.  Distribution After Death of a Participant.  If a Participant
ceases to be a Director by reason of his death or if he dies after he is no longer a Director but prior to the distribution to him of all amounts payable to him under the Plan, the amounts that would otherwise be distributable to him, if living, shall be distributed to his designated beneficiary or beneficiaries and any reference to a Participant in Paragraph 4.1, above, shall be deemed to include a reference to his designated beneficiary or beneficiaries unless the Participant otherwise elects on forms provided by the Committee. All beneficiary designations shall be made in such form and manner as from time to time may be prescribed by the Committee. A Participant from time to time may revoke or change any beneficiary designation on file with the Committee. If there is no effective beneficiary designation on file with the Committee at the time of the Participant's death, distribution of amounts otherwise payable to the deceased Participant under this Plan shall be made to his Estate. If a beneficiary designated by a Participant to receive his benefit shall survive the Participant but die before receiving all distributions hereunder, the balance thereof shall be paid to such deceased beneficiaries' Estate, unless the deceased Participant's beneficiary designation provides otherwise.

      4.3. Accounts Less than $25,000. Notwithstanding anything herein contained to the contrary, if the sum of the Fair Market Value of the shares of Common Stock in a Participant's Accounts A and C and the dollar amount in a Participant's Account B is less than $25,000 at the end of any Plan Year after he ceases to be a Director, the Committee may, in its sole discretion, direct that the account(s) be distributed in a lump sum no later than the February 15 following the year in which this occurs.


                               Article V
                               _________

            Rights, Privileges and Duties of Participants
            _____________________________________________

      5.1. Rights of Participant. No Participant or any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of any amounts credited to any Account hereunder, nor any right to exercise any of the rights or privileges of a stockholder with respect to any securities hypothetically credited to a Participant's Account A or Account C under the Plan, nor any right to receive any distributions under the Plan except as and to the extent expressly provided in the Plan.

      5.2. Copy of Plan. Each Participant shall be entitled, upon his request to the Secretary of the Company, to receive the most current version of the Plan.

      5.3. No Alienation. To the extent permitted by law, the right of any Participant or any beneficiary to receive any payment hereunder shall not be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or thereafter payable shall be void. Any payment due hereunder shall not in any manner be subject to debts or liabilities of any Participant or his beneficiary.

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      5.4.  Costs of Disputes.  If any Participant shall bring any legal or equitable action against the Company by reason of being a Participant under this Plan or if it is necessary for the Company to bring any legal or equitable action under this Plan against any Participant or any person claiming an interest by or through such Participant, the results of which shall be adverse to the Participant or the person claiming an interest by or through such Participant, the cost of defending or bringing such action, including attorneys' fees, shall be charged first, to the extent possible, directly to the account(s) of the Participant.

      5.5. Mental Competence. Every person receiving or claiming payments or rights under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice in a form and manner acceptable to the Committee that such person is incompetent and that a guardian, conservator or other person legally vested with the interest of his estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming payments under the Plan shall be appointed by a court of competent jurisdiction, payments under this Plan may be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payments so made shall be a complete discharge of any liability therefor.

      5.6. Provision of Information. Each person, whether a Participant, a duly designated beneficiary of a Participant, a guardian or any other person entitled to receive a payment under this Plan shall provide the Committee with such information as it may from time to time deem necessary or in its best interests in administering the Plan. Any such person shall also furnish the Committee with such documents, evidence, data or other information as the Committee may from time to time deem necessary or advisable.


                               Article VI
                               __________

                       Administration of the Plan
                       __________________________

      6.1. Appointment of Separate Administrator. The Committee may, in writing, appoint a separate Administrator. Any person including, but not limited to, an employee of the Company, shall be eligible to serve as Administrator. Two or more persons may form a committee to serve as Administrator. Persons serving as Administrator may resign by written notice to the Committee and the Committee may appoint or remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office. An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify the Committee of the member or members so designated. The Committee shall accept and rely upon any document executed by such member or members as written revocation of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.

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      6.2.  Powers and Duties.  The Administrator shall administer the Plan in accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection b. or c. below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

            a. To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Company shall bear the costs of such services and other administrative expenses.

            b. To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.

            c. The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

            d. To resolve all questions arising in the administration, interpretation and application of the Plan including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

            e. To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

            f. To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

      6.3. Records and Notices. The Administrator shall maintain all books of accounts, records and other data as may be necessary for proper plan administration.

      6.4. Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid by the Company. An Administrator who is an employee shall not receive any additional fee or compensation for services rendered as an Administrator.

      6.5. Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

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      6.6.  Claims Procedures.  A Participant or a Participant's beneficiary shall be entitled to make a request for any benefits to which he or she believes are entitled under the Plan. Any such request must be made in writing, and it should be made to the Company. A request for benefits will be considered a claim, and it will be subject to a full and fair review. If a Participant's claim is wholly or partially denied, the Company shall furnish the Participant or the Participant's beneficiary (the "Claimant") or the Claimant's authorized representative with a written or electronic notice of the denial within a reasonable period of time, which sets forth, in an understandable manner the reasons for denial.


                               Article VII
                               ___________

                        Amendment or Termination
                        ________________________

      The Board of Directors of the Company hereby reserves the right to amend, modify, terminate, or discontinue the Plan at any time; provided, however, no such action shall (i) reduce the amount then credited to any account of any Participant, (ii) change the time and manner of payment of such amount, or (iii) after a Change in Control, reduce the amounts to be credited to a Participant's account(s) being administered hereunder, without the consent of a majority of the holders of account balances hereunder.


                               Article VIII
                               ____________

                              Miscellaneous
                              _____________

      8.1. Construction. Wherever the context so requires, words in the masculine include the feminine and words in the feminine include the masculine and the definition of any term in the singular may include the plural.

      8.2. Expenses. All expenses of administering the Plan shall be paid by the Company except as expressly provided herein to the contrary.

      8.3. Governing Law. The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin, without giving effect to its conflicts of law provisions.

      8.4. Tenure Not Guaranteed by Plan. The establishment of this Plan and the designation of a Director as a Participant, shall not give any Participant the right to continued as a Director or limit the right of any of the Companies to dismiss the Director or fail to nominate the Director for reelection.

      8.5. Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by certified mail, return receipt requested, addressed, in the case of the Company to the Corporate Secretary at 770 North Water Street, Milwaukee, Wisconsin 53202 and, in the case of a Participant or Beneficiary, to his home address as shown on the records of the Company. The addresses referenced herein may be changed by a notice delivered in accordance with the requirement of this Paragraph 8.5.

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      8.6.  Indemnification.  The Company shall indemnify the Administrator and any employee, officer or director of the Company against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person's own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or the trust established pursuant to the Plan. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including reasonable attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Administrator or as an officer, director or employee of the Company and such person's rights shall inure to the benefit of his heirs and representatives.


MW80095_9.DOC